                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------

        Date of Report (Date of earliest event reported): August 19, 2002

                                 NCO GROUP, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                         0-21639                                  23-2858652
---------------------------------   -----------------------------------         --------------------------------
(State or other jurisdiction             (Commission File Number)                      (I.R.S. Employer
of incorporation or organization)                                                    Identification Number)

                               507 Prudential Rd.
                                Horsham, PA 19044
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (215) 441-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




           __________________________________________________________
          (Former name or former address if changed since last report)

ITEM 2. Acquisition and Disposition of Assets.

On August 19, 2002, NCO Group, Inc. ("NCO Group") acquired certain assets and related operations, excluding the purchased accounts receivable portfolio, and assumed certain liabilities of Great Lakes Collection Bureau, Inc. ("Great Lakes"), a subsidiary of GE Capital Corporation ("GE Capital"). NCO Portfolio Management, Inc. ("NCO Portfolio")(Nasdaq: NCPM), a 63% owned subsidiary of NCO Group, acquired the purchased accounts receivable portfolio of Great Lakes.

NCO Group paid approximately $10.6 million for the assets and related operations of Great Lakes, subject to certain adjustments. The purchase price was determined by negotiations between the parties and was paid from NCO Group's existing cash and using borrowings under NCO Group's revolving credit agreement.

As part of the acquisition, NCO Group and GE Capital signed a multi-year agreement under which NCO Group will provide services to GE Capital.

NCO Portfolio paid $22.9 million for Great Lakes' purchased accounts receivable portfolio. The purchase price was determined by negotiations between the parties. NCO Portfolio funded the purchase with $2.3 million of existing cash and $20.6 million of non-recourse financing provided by Cargill Financial Services Corporation. This non-recourse financing is collateralized by the Great Lakes purchased accounts receivable portfolio.

Risks Associated with Great Lakes Acquisition

         If either NCO Group or NCO Portfolio are unable to successfully integrate the Great Lakes business and portfolios into their respective operations, they may not be able to realize expected operating efficiencies, eliminate redundant costs or operate the business or collect the portfolios profitably. The integration of the Great Lakes business and portfolios is subject to a number of risks, including risks that:

              o the acquisition could divert management's attention from the daily operations of NCO Group and NCO Portfolio and otherwise require additional management, operational and financial resources

              o the conversion of the Great Lakes computer and operating systems into NCO Group's systems may take longer or cost more than expected;

              o NCO Group may be unable to retain clients or key employees of Great Lakes; and

              o actual recoveries on the portfolios purchased may be less than the amount expected.

Forward Looking Statements

Statements included in this Current Report on Form 8-K, other than historical facts, are forward-looking statements, as such term is defined in federal securities laws and regulations, which are intended to be covered by the safe harbors created in those laws and regulations. Forward-looking statements include, among others, statements as to the expected results of the Great Lakes acquisition on NCO Group's and NCO Portfolio's earnings, NCO Group's and NCO Portfolio's ability to realize operating efficiencies in the integration of the acquisition, and statements as to the NCO Group's, NCO Portfolio's or management's beliefs, expectations and opinions. Forward-looking statements are subject to risks and uncertainties and may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. In addition to the factors discussed in this report, risks, uncertainties and other factors, including, without limitation, the risk that neither NCO Group nor NCO Portfolio will be able to realize operating efficiencies in the integration of the Great Lakes acquisition, risks related to past and possible future terrorist attacks, risks related to the economy, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, and other risks detailed from time to time in the companies' filings with the Securities and Exchange Commission, including the annual reports on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.


ITEM 7.  Financial Statements and Exhibits.

     (a)      Financial Statements of Businesses Acquired

     Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than November 4, 2002.

     (b)      Pro Forma Financial Information

     Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than November 4, 2002.

     (c)      Exhibits

     The following exhibits are furnished with this Report on Form 8-K:

Number   Title
------   -----

2.1 Asset Acquisition Agreement dated August 19, 2002, among Great Lakes Collection Bureau, Inc. and NCO Lakes, LLC. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

2.2 Portfolio Purchase Agreement dated August 19, 2002, among Great Lakes Collection Bureau, Inc. and NCOP Lakes, Inc. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NCO Group, Inc.



                                           By: /s/ Steven L. Winokur
                                               ---------------------------------
                                               Executive Vice President, Finance
                                               and Chief Financial Officer

Date: September 3, 2002